UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 3, 2010

VIRNETX HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5615 Scotts Valley Drive, Suite 110 Scotts Valley, CA	95066
(Address of principal executive offices)	(Zip Code)

(831) 438-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01.                      Regulation FD Disclosure.

The 2010 Annual Meeting of the Stockholders of VirnetX Holding Corporation (the “Company”) will be webcast live beginning at 10:00 a.m. (PDT) on June 4, 2010.  The Company’s Chief Executive Officer, Kendall Larsen, will provide a business overview and discuss recent events and the Company’s corporate strategy.  The live audio presentation will be accessible at http://www.b2i.us/external.asp?b=1944&id=856&from=wc&L=e or by dialing (877) 407-4134 in North America or (201) 689-8430 outside of North America.

The webcast will be available for replay until June 9, 2010 and can be accessed by North American callers at (877) 660-6853 and by all other callers at (201) 612-7415.  The replay passcode and account number are 351599 and 356*, respectively.

The information in this Current Report on Form 8-K under Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRNETX HOLDING CORPORATION

Date: June 3, 2010	By:	/s/ Kendall Larsen
Name: Kendall Larsen
Title: Chief Executive Officer

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